As filed with the Securities and Exchange Commission on July 25, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONATUS PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	20-3183915
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4365 Executive Dr., Suite 200

San Diego, CA 92121

(858) 558-8130

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven J. Mento, Ph.D.

President and Chief Executive Officer

Conatus Pharmaceuticals Inc.

4365 Executive Dr., Suite 200

San Diego, CA 92121

(858) 558-8130

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott N. Wolfe, Esq. Cheston J. Larson, Esq. Matthew T. Bush, Esq. Latham & Watkins LLP 12636 High Bluff Dr., Suite 400 San Diego, CA 92130 (858) 523-5400	Thomas S. Levato, Esq. Maggie L. Wong, Esq. Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 (212) 813-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-189305

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, $0.0001 par value per share	$6,900,000	$942

(1)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1, as amended (File No. 333-189305), is hereby registered.
(2)	Estimated solely for the purposes of computing the amount of the registration fee in accordance with Rule 457(o) promulgated under the Securities Act of 1933, as amended.
(3)	The Registrant certifies to the Securities and Exchange Commission that it has instructed its bank to pay the Commission the filing fee set forth above for the additional securities being registered hereby by wire transfer as soon as practicable (but in any event no later than the close of business on July 26, 2013), that it will not revoke such instructions, and that it has sufficient funds in such account to cover the amount of such filing fee.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.0001 per share, of Conatus Pharmaceuticals Inc., a Delaware corporation, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, representing an increase in the maximum aggregate offering price of $6,900,000. The contents of the earlier registration statement on Form S-1, as amended (File No. 333-189305), which was declared effective by the Securities and Exchange Commission on July 24, 2013, are incorporated in this registration statement by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 25th day of July, 2013.

CONATUS PHARMACEUTICALS INC.

By:
/s/ Steven J. Mento, Ph.D.
Steven J. Mento, Ph.D.

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Steven J. Mento, Ph.D. Steven J. Mento, Ph.D.	President, Chief Executive Officer and Director (principal executive officer)	July 25, 2013

/s/ Charles J. Cashion Charles J. Cashion	Senior Vice President, Finance, Chief Financial Officer and Secretary (principal financial and accounting officer)	July 25, 2013

* David F. Hale	Chairman of the Board of Directors	July 25, 2013

* Paul H. Klingenstein	Director	July 25, 2013

* Louis Lacasse	Director	July 25, 2013

* Shahzad Malik, M.D.	Director	July 25, 2013

* Marc Perret	Director	July 25, 2013

* James Scopa	Director	July 25, 2013

* Harold Van Wart, Ph.D.	Director	July 25, 2013

*By:
/s/ Steven J. Mento, Ph.D.
Steven J. Mento, Ph.D.

Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1(1)	Form of Underwriting Agreement

5.1(2)	Opinion of Latham & Watkins LLP

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2(3)	Consent of Latham & Watkins LLP

24.1(4)	Power of Attorney

(1)	Previously filed as Exhibit 1.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-189305), originally filed with the Securities and Exchange Commission on June 14, 2013 and incorporated by reference herein.
(2)	Previously filed as Exhibit 5.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-189305), originally filed with the Securities and Exchange Commission on June 14, 2013 and incorporated by reference herein.
(3)	Previously filed (included in Exhibit 5.1) with the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-189305), originally filed with the Securities and Exchange Commission on June 14, 2013 and incorporated by reference herein.
(4)	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-189305), originally filed with the Securities and Exchange Commission on June 14, 2013 and incorporated by reference herein.